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                                                                    EXHIBIT 99.1

ISA INTERNATIONALE INC. ANNOUNCES SALE OF INTERNATIONAL STRATEGIC ASSETS SUBSIDIARY

MINNEAPOLIS--(BUSINESS WIRE)--May 24, 2000--ISA Internationale Inc. (OTC Bulletin Board: ISAI.OB - NEWS) announces the sale of its wholly-owned subsidiary, International Strategic Assets, Inc. to Ronald Wolfbauer. Pursuant to the terms of the sale, which was completed by Friday, May 19, 2000, Mr. Wolfbauer acquired 100% of the stock of International Strategic Assets, Inc. In exchange for the stock, ISA Internationale received a cash purchase price of $175,000.

Mr. Wolfbauer served as a Director of ISA Internationale Inc. from its inception until his resignation on May 15, 2000.

THIS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITH RESPECT TO THE RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY MATERIALLY DIFFER FROM THIS DISCUSSED HEREIN.

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CONTACT:

         ISA Internationale, Minneapolis
         Gerald J. Durand
         612/736-0619